                                                                    EXHIBIT 23.7

                             [LOGO FOR GREENHILL]

                        CONSENT OF GREENHILL & CO., LLC

Board of Directors
Westvaco Corporation
One High Ridge Road
Stamford, CT 06905

Members of the Board:

   We hereby consent to the inclusion of our opinion letter to the Board of Directors of Westvaco Corporation ("Westvaco") as Annex D to the Joint Proxy Statement and Prospectus of Westvaco and The Mead Corporation ("Mead") relating to the proposed business combination involving Westvaco and Mead and references thereto in such Joint Proxy Statement and Prospectus under the captions "SUMMARY"--Opinions of Financial Advisors" and "THE BUSINESS COMBINATION--Opinion of Westvaco Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      GREENHILL & CO., LLC

                                         /S/ SCOTT L. BOK
                                      By:______________________________________
                                         Name: Scott L. Bok
                                         Title:  Managing Director

New York, New York
October 4, 2001

                                      1